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                                                                     Exhibit 5.1

               [Letterhead of Ehrenreich Eilenberg and Krause LLP]

                                                                     May 3, 2002


United Rentals, Inc.
Five Greenwich Office Park
Greenwich, Connecticut  06830

          Re:  Registration Statement on Form S-4
               Relating to 4,000,000 Shares of Common Stock
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Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 4,000,000 shares of Common Stock, par value $0.01 per share, of United Rentals, Inc. (the "Company"), that may from time to time be issued by the Company.

     We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

     Based upon and subject to the foregoing and the assumptions set forth below, we are of the opinion that the shares that the Company hereafter issued pursuant to the Registration Statement will, when issued and paid for as contemplated by the Relevant Documents (as defined below), will be duly authorized, validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that:

          . the shares will be issued as contemplated by the Registration Statement;

          . the shares will be issued pursuant to one or more acquisition agreements and/or warrants, options or convertible securities issued in connection with acquisitions (all the foregoing being referred to as the "Relevant Documents");

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          .    prior to each issuance of shares, the board of directors of the company will duly authorize the execution and delivery by the Company of the Relevant Documents relating to such issuance and the issuance of the shares as contemplated by such Relevant Documents;

          . the Relevant Documents will provide that the consideration to be paid to the Company for each share will at least equal the par value of the shares; and

          . shares that have been reserved for issuance pursuant to the registration statement will not be used for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             Ehrenreich Eilenberg & Krause LLP

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